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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
           SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                            Lucent Technologies Inc.
             (Exact name of registrant as specified in its charter)

             Delaware                                  22-3408857
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

   600 Mountain Avenue, Murray Hill, NJ              07974
 (Address of principal executive offices)         (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

   Securities Act registration file number to which this form relates:333-01223

   Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                           Name of each exchange on which
to be so registered                           each class is to be registered

6.50% Debentures due January 15, 2028         New York Stock Exchange


        Securities to be registered pursuant to Section 12(g) of the Act:
                                      None


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Item 1.   Description of Registrant's Securities to be Registered.

The material set forth in the section captioned "Description of the Notes" in the Registrant's Amendment No. 3 to Form S-3 Registration Statement (Registration No. 333-01223), filed with the Securities and Exchange Commission on April 1, 1996, as supplemented by the Prospectus Supplement dated January 6, 1998, filed with the SEC on January 7, 1998, is incorporated herein by reference.


Item 2.  Exhibits

1. Indenture, dated as of April 1, 1996, between the Registrant and The Bank of New York, as trustee, relating to an unlimited principal amount of the Registrant's unsecured debentures, notes or other evidences of indebtedness, is incorporated herein by reference from the Registrant's Amendment No. 3 to Form S-3 Registration Statement (Registration No. 333-01223) filed with the Securities and Exchange Commission on April 1, 1996.

2.       Specimen Debenture.














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                                    SIGNATURE



Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 7th day of January, 1998.




LUCENT TECHNOLOGIES INC.



By:      /s/ Florence L. Walsh
         ----------------------------------
         Name:    Florence L. Walsh
         Title:   Vice President and Treasurer


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                                EXHIBIT INDEX
                                -------------




EXHIBIT NO.                       DESCRIPTION
-----------                       -----------

  1. Indenture, dated as of April 1, 1996, between the Registrant and The Bank of New York, as trustee, relating to an unlimited principal amount of the Registrant's unsecured debentures, notes or other evidences of indebtedness, is incorporated herein by reference from the Registrant's Amendment No. 3 to Form S-3 Registration Statement (Registration No. 333-01223) filed with the Securities and Exchange Commission on April 1, 1996.

  2.         Specimen Debenture.